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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
PACIFICA BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
PACIFICA BANCORP, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFICA BANCORP, INC.
10900 N.E. Fourth Street, Suite 200
Bellevue, Washington 98004

PROXY STATEMENT

                      March 20, 2001

Dear Shareholder:

    I am pleased to invite you to Pacifica Bancorp, Inc.'s Annual Meeting of Shareholders. The meeting will be at 7:00 p.m. on Tuesday, April 24, 2001, in the 9th Floor Conference Room of the Skyline Tower at 10900 N.E. Fourth Street, Bellevue, Washington 98004.

    At the meeting, you and the other shareholders will be asked to approve the election of 11 directors to the Pacifica Board, and to ratify Pacifica's adoption of the Pacifica Bank stock option plan. You also will have the opportunity to hear how we performed in the year 2000 and to ask questions. You will find additional information concerning Pacifica and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2000.

    I hope that you can join us on April 24th. We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the annual meeting in person. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

Sincerely,
/s/ JEFFERY C. LOW Jeffery C. Low Chairman, President and Chief Executive Officer

PACIFICA BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2001

    The 2001 Annual Meeting of Shareholders of Pacifica Bancorp, Inc. (Pacifica) will be held in the 9th Floor Conference Room of the Skyline Tower at 10900 N.E. Fourth Street, Bellevue, Washington 98004, at 7:00 p.m. on Tuesday, April 24, 2001, for the following purposes:

  1.
  To elect 11 directors to serve on Pacifica's Board.

  2.
  To ratify adoption of Pacifica Bank's employee stock option plan as the stock option plan of Pacifica.

  3.
  To transact any other business that properly comes before the meeting or any adjournment of the meeting.

    Shareholders owning Pacifica's shares at the close of business on the record date of March 1, 2001 are entitled to vote at the meeting.

By Order of the Board of Directors
/s/ JEFFERY C. LOW Jeffery C. Low Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	1
ABOUT THE MEETING	1
STOCK OWNERSHIP	3
PROPOSAL 1—ELECTION OF DIRECTORS	5
EXECUTIVE COMPENSATION	7
SUMMARY COMPENSATION TABLE	8
OPTION EXERCISES AND YEAR-END OPTION VALUES	8
EMPLOYEE STOCK OPTION PLAN	8
OTHER EMPLOYEE BENEFITS	9
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS	9
PROPOSAL 2—RATIFY STOCK OPTION PLAN ADOPTION	10
INDEPENDENT PUBLIC ACCOUNTANTS	12
AUDIT COMMITTEE REPORT	12
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB	13

i

PACIFICA BANCORP, INC.
10900 N.E. Fourth Street, Suite 200
Bellevue, Washington 98004

PROXY STATEMENT

    The Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

    The Board has set March 1, 2001 as the record date for the meeting. Shareholders who owned Pacifica common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 3,264,208 shares of Pacifica common stock outstanding on the record date.

    Voting materials, which include this Proxy Statement, a proxy form, and the 2000 Annual Report and Form 10-KSB, are first being mailed to shareholders on or about March 23, 2001.

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy form?

    You are receiving this Proxy Statement and proxy form because you own shares of Pacifica common stock. This Proxy Statement describes issues on which you are entitled to vote.

    When you sign the proxy form you appoint Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow as your representatives at the meeting. Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

    If your shares are not voted in person, they cannot be voted on your behalf unless you give us a signed proxy. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed form of proxy and return it promptly.

    Note: We are in the process of replacing Pacifica Bank (the "Bank") stock certificates with Pacifica certificates as a result of the bank holding company reorganization, which was effective January 1, 2001. However, regardless of your actual certificates, you are deemed to be a shareholder of Pacifica as of January 1, 2001, if you held Bank stock on that date. If you have not already, Pacifica urges you to return your original Bank stock certificates so that we may issue your Pacifica certificates.

Who is soliciting my proxy and who is paying the cost of solicitation?

    Pacifica's Board of Directors is sending you this Proxy Statement in connection with its solicitation of proxies for use at the 2001 Annual Meeting. Certain directors, officers and employees of Pacifica or the Bank may solicit proxies by mail, telephone, facsimile or in person. Pacifica will pay for the costs of solicitation. Pacifica does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Pacifica common stock.

What am I voting on?

    At the Annual Meeting you will be asked to vote on the election of 11 directors to serve on Pacifica's Board of Directors. You will also be asked to ratify adoption of the Bank's employee stock option plan as the stock option plan of Pacifica.

Who is entitled to vote?

    Only shareholders who owned Pacifica common stock as of the close of business on the record date, March 1, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

    You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances. If you are interested in this option, please contact your broker.

Can I change my vote after I return my proxy form?

    Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Pacifica's Secretary either a notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although your attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

    Unless you give other instructions on your proxy form, Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow, as the persons named as proxy holders on the proxy form, will vote as recommended by the Board of Directors. The Board recommends (1) a vote FOR the election of the nominated directors listed in this Proxy Statement, and (2) a vote FOR ratification of the adoption of the Bank stock option plan as Pacifica's stock option plan.

    If any other matters are considered at the meeting, Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy form?

    If your shares are registered in your name and you do not return your proxy form or do not vote in person at the Annual Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares on the election of directors. However, they can not vote on the ratification of adoption of the Bank's stock option plan without specific instructions from you, so it is important that you submit voting instructions to your broker at least on that issue.

How many votes are needed to hold the Annual Meeting?

    As of the record date for the Annual Meeting, 3,264,208 shares of Pacifica common stock were outstanding and eligible to vote. A majority of Pacifica's outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if (a) a shareholder is present and votes in person at the meeting, (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form, and (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a "broker non-vote").

What vote is required to elect directors?

    The 11 director nominees who receive the highest number of FOR votes cast will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

What vote is required to ratify adoption of the stock option plan?

    Pursuant to Pacifica's Bylaws, ratification of the adoption of the Bank's stock option plan will be approved if the number of FOR votes cast exceeds the number of AGAINST votes cast at a meeting where a quorum is present. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the adoption of any such proposal.

Can I vote on other matters?

    Pacifica has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

When are proposals for the 2002 Annual Meeting due?

    Proposals by shareholders to transact business at Pacifica's 2002 Annual Meeting must be delivered to Pacifica's Secretary no later than February 1, 2002. However, for shareholder proposals to be considered for inclusion in Pacifica's proxy statement and proxy form for the 2002 Annual Meeting, such proposals must be received by Pacifica's Secretary no later than December 15, 2001. If Pacifica receives notice of a shareholder proposal after December 15, 2001, the persons named as proxies will have discretion on how to vote on such proposals.

How do I nominate someone to be a director?

    If you wish to nominate someone for election to the Board at the 2002 Annual Meeting of Shareholders you must give written notice to Pacifica's Secretary not less than 14 nor more than 60 days prior to the date of the 2002 Annual Meeting. If Pacifica gives less than 21 days' notice of the Annual Meeting, your notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day that notice of the Annual Meeting was mailed. Your notification should contain the following information to the extent known: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of Pacifica that will be voted for each proposed nominee; (d) your name and address; and (e) the number of shares of stock of Pacifica you own. Pacifica's Chairman may disregard your nomination if it does not meet these requirements.

STOCK OWNERSHIP

How much stock do Pacifica's directors and executive officers own?

    The following table shows, as of March 1, 2001, the amount of Pacifica common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executives (as defined in "Executive Compensation", below); (c) all of Pacifica's directors and executive officers as a group and (d) all shareholders known by Pacifica to be the beneficial owners of more than 5% of the outstanding shares of Pacifica's common stock. All numbers have been adjusted for the two-for-one stock split effective January 1, 2001. Except as otherwise noted, Pacifica believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. The address for all of the persons listed below is 10900 N.E. Fourth Street, Suite 200, Bellevue, Washington 98004.

Name	Age	Position/Title	Number of Shares		Percentage of Ownership
Jeffery C. Low	46	Chairman, President and Chief Executive Officer	86,610	(1)	2.63%
Lawrence J. Fagan	53	Executive Vice President, Chief Lending Officer, and Director	64,720	(2)	1.97%
John H. Huddleston	47	Senior Vice President and Chief Financial Officer	21,120	(3)	*
Yi-Heng Lee	45	Director	22,400	(4)	*
Mark P. Levy	50	Director	23,400	(4)	*
Robert E. Peterson	55	Director	42,400	(4)	1.30%
George J. Pool	63	Director	47,400	(4)	1.45%
Lyle K. Snyder	49	Director	57,400	(4)	1.76%
Keith D. Tibbles	38	Director	21,900	(4)	*
Fannie Kuei-Fang Tsai	52	Director	76,400	(4)	2.34%
Mark W. Weber	44	Director	16,400	(4)	*
Edwin R. Young	67	Director	22,400	(4)	*

All directors and executive officers as a group (12 persons)			502,550	(5)	14.95%

*
Less than 1%

(1)
This amount includes 38,940 incentive stock options which will vest within 60 days of March 1, 2001.

(2)
This amount includes 21,120 incentive stock options which will vest within 60 days of March 1, 2001.

(3)
This amount includes 21,120 incentive stock options which will vest within 60 days of March 1, 2001.

(4)
These amounts include 2,400 non-qualified stock options which will vest within 60 days of March 1, 2001.

(5)
This amount includes 102,780 shares of stock options which will vest within 60 days of March 1, 2001.

PROPOSAL 1

ELECTION OF DIRECTORS

How many directors are nominated?

    Pacifica's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be at least five and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at 11. The bylaws require that Pacifica's board of directors to be divided into three classes, which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 1 directors will serve until 2002, and Class 2 directors will serve until 2003 and Class 3 directors will serve until 2004 (in each case the length of term being reducible to reflect the schedule of the annual meeting of shareholders). At each annual meeting of shareholders after this first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office for three years or until their successors are elected and qualified. The Board of Directors is responsible for nominating prospective directors.

What happens if a nominee refuses or is unable to stand for election?

    The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

    Information regarding each of the nominees is provided below, including name, principal occupation during the past five years, the year first elected as a director of the Bank and the expiration of such director's term. Age information is provided in the Stock Ownership table on page 4 of this Proxy Statement. All of the nominees are presently directors of Pacifica and the Bank.

Class 1 Directors	Term Expires with 2002 Annual Meeting

    Mark P. Levy.  Mr. Levy has been a director of the Bank and Pacifica since their respective inceptions. Mr. Levy has been the owner and President of The Painters Inc., a commercial and industrial painting contractor, since 1982. Mr. Levy holds BS degree in Business Administration and a BA degree in Hotel and Restaurant Management from the University of Denver.

    George J. Pool.  Mr. Pool has been a director of the Bank and Pacifica since their respective inceptions.   He has been the President and owner of Pool Industries, Inc., a distributor of commercial paper and packaging products, since 1976. He holds BS and MBA degrees from California Polytechnic State University.

    Keith D. Tibbles.  Mr. Tibbles has been a director of the Bank and Pacifica since their respective inceptions. He has been the president of nAbilize, Inc. since January 2000. Previously, he was Vice President and owner of Keystone Mortgage, Inc., a mortgage broker and originator in Kirkland, Washington, since 1993. Mr. Tibbles attended the University of Washington.

    Mark W. Weber.  Mr. Weber has been a director of the Bank and Pacifica since their respective inceptions. He has been the President and owner of Weber Marketing Group, Inc., a marketing and media consulting company, since 1988. Mr. Weber's 15-year marketing career has included positions as the senior marketing officer in the credit union and banking industries. He holds a BA degree from Arizona State University.

Class 2 Directors	Term Expires With 2003 Annual Meeting

    Lyle K. Snyder.  Mr. Snyder has been a director of the Bank and Pacifica since their respective inceptions. He has been a business and engineering consultant for the Dura-Bond Bearing Company, a 50-year-old manufacturer of camshaft bearings for the automotive industry, since 1996. Previously, Mr. Snyder was president and owner of Snyder Industries, Inc., a component manufacturer for the automotive after-market and a company which merged with Dura-Bond Bearing Company in 1996. Mr. Snyder holds a BS degree from the University of Washington.

    Fannie Kuei-Fang Tsai.  Mrs. Tsai has been a director of the Bank and Pacifica since their respective inceptions. Mrs. Tsai has been the owner and President of Tsai Property Five, Inc., a property development and management company, since 1990. She holds a teaching degree from the Taipei Municipal Teachers' College for Women in Taiwan.

    Edwin R. Young.  Mr. Young has been a director of the Bank and Pacifica since their respective inceptions.   Mr. Young is a former President and owner of Worthington Insurance in Bothell from which he retired in 1998. He has been involved in the insurance business since 1957. Mr. Young holds a BA in Business Administration from the University of Washington, and professional degrees of associate in Risk Management (ARM) and chartered property casualty underwriter (CPCU).

Class 3 Directors	Term Expires With 2004 Annual Meeting

    Lawrence J. Fagan.  Mr. Fagan has been the Executive Vice President and Chief Lending Officer of the Bank since inception, a director of the Bank since November 1998, and the Executive Vice President and a director of Pacifica since its inception. He has 21 years of lending experience in commercial, receivable and all facets of income and residential property finance. Before joining the Bank, Mr. Fagan was Senior Vice President and Chief Lending Officer/Real Estate, of Enterprise Bank and its successor, Western Bank, a division of Washington Mutual Bank, from 1989 to 1998. Mr. Fagan holds a BA in Economics from Villanova University and a Masters degree from the Harvard Graduate School of Business Administration.

    Yi-Heng Lee.  Mr. Lee has been a director of the Bank and Pacifica since their respective inceptions. He has been the President and owner of Leeward Inc., a furniture distribution company with offices in Jakarta, Indonesia and in Bellevue, Washington, since 1984. Mr. Lee holds a BA degree from Chung Hai University (Taiwan) in 1976 and an MA degree in Chinese Literature from National Taiwan University in 1979.

    Jeffery C. Low.  Mr. Low has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Bank and Pacifica since their respective inceptions. He has over 17 years' experience in the banking industry. More recently, he served as Vice President of Commercial Banking for Enterprise Bank, Bellevue, Washington and its successor Western Bank, a division of Washington Mutual Bank, from 1991 to 1997. Mr. Low holds BA and MBA degrees from the University of Puget Sound.

    Robert E. Peterson.  Mr. Peterson has been a director of the Bank and Pacifica since their respective inceptions. He has been the owner and President of Pacific Constructors International, Inc., since 1987. Mr. Peterson holds a BA degree in Business Administration from the University of Washington.

What committees has the Board established?

    The Board of Directors has established an Executive Committee, a Growth Management Committee, an Audit Committee and a Personnel Committee. Pacifica does not have a standing nominating committee.

    Audit Committee.  The Audit Committee reviews and approves the services of the independent auditors, reviews the plan, scope, and audit results of the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to Pacifica's financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. Current members of the Audit Committee are: George Pool (Chairman), Fannie Kuei-Fang Tsai, Yi-Heng Lee, and Mark Weber. Each of the Audit Committee members are independent directors. There were three meetings of the Audit Committee during 2000. The Audit Committee has not adopted a written charter.

    Personnel Committee.  The Personnel Committee reviews and recommends remuneration arrangements for senior management. Current members of the Personnel Committee, none of whom are officers or employees of Pacifica, are: Keith Tibbles (Chairman), Yi-Heng Lee, Edwin R. Young, Robert E. Peterson and Fannie Kuei-Fang Tsai. There were four meetings of the Personnel Committee during 2000.

How often did the Board of Directors and its Committees meet during 2000?

    The Board met 12 times during 2000. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

How are directors compensated?

    Each non-officer director of Pacifica receives $200 for each board or committee meeting attended. Each non-officer director who is a member of the Bank's loan committee also receives $275 for each committee meeting attended. Director fees totaled $72,300 in 2000. In addition, the directors received a bonus in 2000 which totaled 4% of the Bank's adjusted net income or $32,141.

    In 1998, all non-officer directors were granted a non-qualified stock option to purchase 6,000 shares of Bank common stock at an exercise price of $5 per share (as adjusted for the two-for-one stock split). These options became options to purchase Pacifica shares by virtue of the bank holding company reorganization and are exercisable over a five-year period beginning November 7, 1998, unless earlier vesting is approved by the Personnel Committee.

EXECUTIVE COMPENSATION

    The following section describes the compensation that Pacifica pays its Chief Executive Officer and the other executive officers named in the Compensation Table (collectively, the "Named Executives").

Summary Compensation Table

    The following table shows compensation paid or accrued for the last three fiscal years to the Named Executives:

						Long-Term Compensation Awards
	Annual Compensation
						Securities Underlying Options (#)(2)	All Other Compensation(3)
Name and Principal Position	Year	Salary(1)		Bonus(1)
Jeffery C. Low, President and Chief Executive Officer	2000 1999 1998	$ $ $	129,805 104,908 90,208	$ $	23,430 100 -0-	75,900	$ $ $	10,618 4,200 4,200
Lawrence J. Fagan, Executive Vice President and Chief Lending Officer	2000 1999 1998	$ $ $	111,450 91,480 58,867	$ $	16,349 100 -0-	52,800	$ $ $	7,668 3,900 2,000
John D. Huddleston, Senior Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	95,736 79,480 60,660	$ $	14,922 100 -0-	52,800	$ $ $	7,535 3,900 2,500

(1)
Represents cash compensation earned. The 1998 compensation included salaries paid in exchange for the executive's services during the organizational and start-up phase of Pacifica Bank, which commenced its operation in October 1998.

(2)
Represents total number of incentive stock options granted. All numbers have been adjusted for the two-for-one stock split effective January 1, 2001.

(3)
Amounts for 1998 and 1999 represent car allowance offered to officers. Amounts in 2000 represent car allowance and Pacifica's matching contributions under the 401(k) plan.

Option Exercises and Year-End Option Values

    The following table summarizes options exercised, and the value of unexercised options held, by the Named Executives at December 31, 2000:

Name	Shares Acquired On Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options (Exercisable/ Unexercisable)(1)	Value of Unexercised In-the-Money Options (Exercisable/Unexercisable)(3)
Jeffrey C. Low	6,600	$28,050	38,940/30,360	$194,700/$151,800
Lawrence J. Fagan	—	—	21,120/31,680	$105,600/$158,400
John D. Huddleston	10,560	$44,880	10,560/31,680	$52,800/$158,400

(1)
Numbers of shares have been adjusted for the two-for-one stock split effective January 1, 2001.

(2)
Fair market value at time when the stock options were exercised was $9.25 per share (adjusted for the two-for-one stock split effective January 1, 2001)

(3)
In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $10 (adjusted for the two-for-one stock split effective January 1, 2001), which to Pacifica's knowledge is the last sale price of Pacifica's common stock. This transaction occurred on December 29, 2000.

Employee Stock Option Plan

    See Proposal 2, below.

Other Employee Benefits

    Effective January 1, 1999, Pacifica adopted a defined contribution plan, in the form of a 401(k) Plan. All regular full-time and part-time employees are eligible to participate in the 401(k) Plan. Participation in the 401(k) Plan begins on the first day of the month following the date of hire. Plan participants may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. Pacifica makes matching contributions equal to 100% of an employee's contribution, up to 4% of the employee's compensation. Matching contributions are vested immediately. The Bank contributed approximately $78,000 in matching funds to the 401(k) Plan during 2000. The Bank made no contribution to the Plan in 1999.

    Pacifica has established a discretionary bonus plan for the benefit of certain officers and employees. Contributions by Pacifica are based upon year-end results of operations for Pacifica and attainment of goals by individuals. In 2000, Pacifica paid approximately $200,000 to officers and employees under this plan.

    Pacifica provides a group health plan and a group life insurance plan along with the normal vacation and sick pay benefits.

Employment and Severance Agreements

    Neither Pacifica nor the Bank is a party to employment or severance agreements with any of its officers or other employees.

Policy With Respect to $1 Million Deduction Limit

    It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to Pacifica or its subsidiaries in the foreseeable future. In the event that such limitations would apply, the Personnel Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of Pacifica. This may or may not involve actions to preserve deductibility.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pacifica is a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). Section 16(a) of the Exchange Act requires Pacifica's directors and executive officers to send reports of their ownership of Pacifica's stock to the Securities and Exchange Commission. Those reports were filed with the FDIC prior to the reorganization effective January 1, 2001. Pacifica believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2000. In making this disclosure, Pacifica has relied solely on written representations of its directors and executive officers, and copies of the reports that they have filed with the FDIC.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    During 2000, certain directors and executive officers of Pacifica, and their associates, were customers of the Bank, and it is anticipated that such individuals will continue to be customers of the Bank in the future. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding amount of all loans to directors and officers and their associates was approximately $1.4 million as of December 31, 2000.

PROPOSAL 2

RATIFY STOCK OPTION PLAN ADOPTION

    In 1998, the Bank adopted the Pacifica Bank Employee Stock Option Plan (the "Plan"). The Bank's shareholders approved the Plan on November 7, 1998. As part of the bank holding company reorganization, the boards of both Pacifica and the Bank approved Pacifica's adoption of the Plan as its own, effective as of January 1, 2001. As a result, all references to the Bank in the Plan are deemed to be references to Pacifica. The Board recommends that the shareholders ratify Pacifica's adoption of the Plan, in order to allow Pacifica to offer options to purchase Pacifica common stock, rather than Bank common stock, to key employees and officers of Pacifica and each of its subsidiaries, as part of its overall compensation package.

    The following is a summary of the principal provisions of the Plan, and is subject to and qualified by reference to the Plan and to agreements entered into pursuant to the Plan. References to Pacifica in this summary are intended to describe the Plan both as written with respect to the Bank and as adopted by Pacifica. A copy of the Plan may be obtained without charge from Paul F. Farris, Pacifica's corporate secretary.

Summary Description of the Plan

    Plan Purpose.  The Board believes that options are essential (a) to attract and retain the services of key employees, officers and directors who are likely to make significant contributions to the success of Pacifica and each of its subsidiaries, including the Bank, (b) to encourage ownership of Pacifica common stock by those persons, and (c) to promote Pacifica's success by providing both rewards for exceptional performance and long-term incentives for future contributions.

    Eligibility.  Employees, directors (including non-employee directors) and consultants are eligible to participate in the Plan. Only employees are eligible to receive ISOs.

    Shares Subject to the Plan.  The Plan authorizes the Board to issue up to 1,000,000 shares of Pacifica common stock (as adjusted for the recent two-for-one stock split) upon the exercise of stock options.

    Types of Options.  Options granted under the Plan ("Options") may be either incentive stock options ("ISOs") which are intended to meet all of the requirements of an "incentive stock option" as defined in Section 422 of the Internal Revenue Code, or stock options that do not qualify as ISOs ("NQSOs").

    Term of Options.  Options granted under the Plan have a term of ten years from the grant date, except that (a) the Board of Directors may specify a shorter term in the option agreement, (b) ISOs will not have a term of more than ten years, and (c) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of Pacifica's stock must have a term of five years or less from the grant date.

    Vesting.  Each Option will be exercisable pursuant to a five-year vesting schedule unless modified or waived by the Board of Directors in the recipient's option agreement.

    Exercise Price.  The Board of Directors determines the exercise price for all Options, except that (1) the exercise price for ISOs may not be less than the fair market value of the Pacifica's common stock on the date of grant, and (b) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of Pacifica's stock must have an exercise price is at least 110% of the fair market value of Pacifica's common stock.

    Payment of Exercise Price.  Upon exercise of an option, the recipient must pay the exercise price either in cash, by the delivery of other Pacifica shares, by net stock exercise, or in such other consideration as is acceptable to the Board of Directors.

    Expiration.  All unvested Options will expire immediately upon termination of the recipient's employment, voluntarily or involuntarily. Vested options are exercisable for up to three months after termination unless the recipient is terminated for "Cause", as defined in the Plan in which case they expire immediately upon the recipient's termination. All Options are exercisable for up to one year after a recipient's termination as a result of disability or death.

    Amendment of Options.  The Board of Directors may amend the terms and conditions of outstanding options if those amendments do not terminate the Option or otherwise adversely affect the recipients without the recipients' consent.

    Transferability.  Options are not assignable or otherwise transferable other than by will or the laws of descent and distribution and, during a recipient's lifetime, may be exercised only by the recipient.

    Administration.  The Plan is administered by Pacifica's Board of Directors, who determines the persons to whom awards will be made under the Plan, when awards will be granted, the amount of the awards, and other terms and conditions of the awards. The Board of Directors may also waive or modify any restriction with respect to an award.

    Term of Plan.  The Plan has a term of ten years from the date of Board approval.

    Amendment and Termination of the Plan.  The Board of Directors may at any time suspend, amend or terminate this Plan, provided that the approval of the shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (1) increase the number of shares reserved for the issuance of Options under this Plan, (2) permit the granting of options to a class of persons other than those presently permitted to receive options under this Plan or (3) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

    Adjustment of Shares.  The number of shares reserved for issuance under the Plan, the number of issued but not exercised Options, and the exercise price of those Options, will be adjusted if there is any change in Pacifica's common stock due to consolidation, stock dividends, stock splits, or any other increase or decrease in the number of Pacifica shares.

    Change in Control. A change of control in Pacifica will not cause unvested options to vest unless the Board of Directors determines otherwise.

Federal Income Tax Consequences

    The federal income tax consequences to the Company and to any person granted an Option under the Plan are complex and subject to change. Please refer to the disclosure provided to you in connection with the original shareholder approval of the Plan, and confer with your financial and tax advisors on this issue.

Options Granted

    At December 31, 2000, options to purchase 890,120 shares of common stock were outstanding at exercise prices ranging from $5 to $9.50 per share (as adjusted for the recent two-for-one stock split) and options to purchase 44,080 shares have been exercised. At December 31, 2000, there were 65,800 shares available for grant under the Plan.

    Ratification of the adoption of the Bank's stock option plan will be approved if the number of FOR votes cast exceeds the number of AGAINST votes cast. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the adoption of any such proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" RATIFICATION OF THE PLAN ADOPTION.

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Moss Adams LLP performed the audit of the Bank's financial statements for the year ended December 31, 2000. Pacifica's Board has selected Moss Adams to be Pacifica's independent accountants for fiscal year 2001. Shareholders are not required to take action on this selection. A representative of Moss Adams is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed By Moss Adams During 2000

    Audit Fees  The audit fees that Moss Adams billed Pacifica for its audit services, including review of Pacifica's annual financial statements and those financial statements included in Pacifica's quarterly reports on Form 10-QSB, totaled $30,500.

    Financial Information Systems Design and Implementation Fees.  There were no fees billed by Moss Adams LLP to Pacifica for financial information systems design and implementation fees for the year ended December 31, 2000.

    All Other Fees.  Other fees that Moss Adams billed Pacifica for all other non-audit services rendered to Pacifica, including an information technology audit and tax related services, totaled $39,000.

Auditor Independence

    The Audit Committee has determined that the provision of services rendered above under "All Other Fees", is compatible with maintaining Moss Adams LLP's independence.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors makes the following report, which, notwithstanding anything to the contrary set forth in any of Pacifica's filings under the Securities Exchange Act of 1934, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Pacifica's financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

    The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, by the Auditing Standards Board of the American Institution of Certified Public Accountants. The Audit Committee discussed with Pacifica's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of Pacifica's financial reporting.

    The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, by the Independence Standards Board, and has discussed with representatives of Moss Adams LLP that firm's independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in Pacifica's Annual Report on Form 10-KSB for that fiscal year, for filing with the Securities and Exchange Commission.

George J. Pool (Chairman)
Yi-Heng Lee
Fannie Kuei-Fang Tsai
Mark W. Weber

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

    Pacifica's Annual Report to Shareholders and Form 10-KSB, including financial statements for the year ended December 31, 2000 is being mailed to Pacifica's shareholders with this Proxy Statement. Exhibits to the Form 10-KSB will also be furnished to shareholders upon request and payment of a fee covering our reasonable expenses to:

Mr. Paul F. Farris
Corporate Secretary
10900 N.E. Fourth Street, Suite 200
Bellevue, Washington 98004

    We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the meeting, you may withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

PACIFICA BANCORP, INC.

PROXY
ANNUAL MEETING, APRIL 24, 2001

PLEASE SIGN AND RETURN IMMEDIATELY
This Proxy is Solicited on Behalf of the Board of Directors

    I, the undersigned shareholder of PACIFICA BANCORP, INC., Bellevue, Washington (the "Company"), hereby appoint Jeffery C. Low, Lawrence J. Fagan, Emily Yeh and Katty Chow, each with full power to act alone, with full power of substitution, to vote as my proxy all of the common stock of the Company held in my name as of March 1, 2001, at the annual shareholders meeting to be held on April 24, 2001 or any adjournment of such meeting.

1.
ELECTION OF DIRECTORS.
FOR all nominees listed below / / (except as marked to the contrary)	WITHHOLD AUTHORITY TO VOTE / / for all nominees listed below

( INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

Jeffery C. Low, Lawrence J. Fagan, Yi-Heng Lee, Mark P. Levy, Robert E. Peterson, George J. Pool, Lyle K. Snyder, Keith D. Tibbles, Fannie Kuei-Fang Tsai, Mark W. Weber, Edwin R. Young

2. RATIFY ADOPTION OF BANK STOCK OPTION PLAN.
FOR / /	AGAINST / /	ABSTENTION / /
3.
TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

UNLESS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES LISTED ABOVE AND "FOR" RATIFICATION OF ADOPTION OF THE BANK'S STOCK OPTION PLAN, UNLESS A CONTRARY DIRECTION IS GIVEN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

    Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 24, 2001 meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

, 2001
Date
Signature of Shareholder	Signature of Shareholder
Print Name of Shareholder	Print name of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
PROPOSAL 2 RATIFY STOCK OPTION PLAN ADOPTION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE PLAN ADOPTION. INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB
PACIFICA BANCORP, INC. PROXY ANNUAL MEETING, APRIL 24, 2001 PLEASE SIGN AND RETURN IMMEDIATELY This Proxy is Solicited on Behalf of the Board of Directors